Exhibit 10.1

SUPPORT AGREEMENT

This Agreement, made as of this 2nd day of December, 2007, between Eagle Bancorp, Inc., a Maryland corporation (“Eagle”); Woodmont Holdings, Inc., a Maryland corporation and wholly-owned subsidiary of Eagle (‘Holdings”) and the shareholder of Fidelity & Trust Financial Corporation, a Maryland corporation (“Fidelity”), identified on the signature page hereto in their capacity as a shareholder of Fidelity, except for the provisions of Section 2(c), which such agreements are made in the capacity as an officer and/or director of Fidelity or any direct or indirect subsidiary of Fidelity (the “Shareholder”).

WHEREAS, Eagle, Holdings, Fidelity and F&T Bank, a Maryland chartered commercial bank and wholly-owned subsidiary of Fidelity (“F&T Bank”) have entered into an Agreement and Plan and Merger dated as of the date hereof, (the “Merger Agreement”), pursuant to which all of the outstanding shares of Fidelity Common Stock will be exchanged for shares of Eagle Common Stock, in accordance with the terms of the Merger Agreement; and

WHEREAS, the Shareholder owns, or possesses the right to vote or direct the voting of, the number of shares of Fidelity Common Stock set forth on the signature page hereto; and

WHEREAS, the Shareholder owns, or possesses the power to dispose of or to direct the disposition of, the number of shares of Fidelity Common Stock set forth on the signature page hereto; and

WHEREAS, the Shareholder has the right to acquire pursuant to the exercise of Fidelity Options issued and outstanding pursuant to the Fidelity Option Plans, the number of shares of Fidelity Common Stock set forth on the signature page hereto; and

WHEREAS, as a material inducement for Eagle and Holdings to enter into the Merger Agreement and consummate the transactions contemplated thereby, the Shareholder has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. Representations and Warranties of Shareholder.  The Shareholder represents and warrants as follows:  That he/she is now, and at all times until the Effective Time of the Merger will be, the owner, of record or beneficially, or possesses and will possess the right to vote or direct the voting of all of the shares of Fidelity Common Stock set forth on the signature page hereto, and possesses or will possess the power to dispose of or direct the disposition of all of the shares of Fidelity Common Stock set forth on the signature page hereto. Shareholder has, and through the Effective Time will continue to have, the right and power to vote and/or dispose of, or to direct the voting or disposition of all of the shares of Fidelity Common Stock set forth on the signature page hereto. Shareholder has full right, power and authority to enter into, deliver and perform this Agreement.  This Agreement has been duly executed and delivered by Shareholder, and constitutes

EXECUTION COPY

the legal, valid and binding obligation of Shareholder, and is enforceable in accordance with its terms.

2. Covenants of Shareholder.  (a) Shareholder agrees that he/she shall vote, or cause to be voted, all of his/her shares of Fidelity Common Stock in favor of the Merger Agreement and the transactions contemplated thereby, until this Agreement terminates as provided in Section 2(d).

(b)  Shareholder agrees that until the termination of this Agreement as provided in Section 2(d), that he/she shall not, without the prior written consent of Eagle, directly or indirectly tender or permit the tender into any tender or exchange offer, or sell, transfer, hypothecate, grant a security interest in (after the date hereof) or otherwise dispose of or encumber any of his/her shares of Fidelity Common Stock, or any options to acquire Fidelity Common Stock issued and outstanding pursuant to the Fidelity Option Plans. Notwithstanding the foregoing, in the case of any transfer by operation of law, this Agreement shall be binding upon and inure to the transferee.

(c)  Shareholder agrees that he/she shall not, and he/she shall not authorize, direct, induce, or encourage any other person, including but not limited to any holder of Fidelity Common Stock, or any officer, employee or director of Fidelity to, solicit from any third party any inquiries or proposals relating to the disposition of Fidelity or F&T Bank’s business or assets, or the acquisition of Fidelity or F&T Bank’s voting securities, or the merger of Fidelity or F&T Bank with any person other than Eagle or any Eagle Subsidiary, or except as provided in Section 6.12 of the Merger Agreement: (i) provide any such person with information or assistance or negotiate or (ii) conduct any discussions with any such person in furtherance of such inquiries or to obtain a proposal.

(d)  This Agreement shall terminate upon the earlier to occur of: (a) the termination of the Merger Agreement by any of the parties thereto; or (b) the Effective Time (as defined in the Merger Agreement) of the Merger.

(e) Shareholder agrees that he/she shall not, without the prior written consent of Eagle, purchase or sell on Nasdaq, or submit a bid to purchase or an offer to sell on Nasdaq, directly or indirectly, any shares of Eagle Common Stock or any options, warrants, rights or other securities convertible into or exchangeable for shares of Eagle Common Stock during the Market Value Determination Period.

3.  Additional Shares and Options.  Notwithstanding anything to the contrary contained herein, this Agreement shall apply to all shares of Fidelity Common Stock which Shareholder currently has the right and power to vote and/or dispose of, or to direct the voting or disposition of, and all such shares of Fidelity Common Stock which Shareholder may hereafter acquire, and all Fidelity Options which Shareholder may currently own or hereafter acquire.

4.  No Exercise. Shareholder agrees that he/she shall not, without the prior written consent of the Company, exercise any Fidelity Option prior to the Effective Time, except for the exercise of Fidelity Options that by their terms will expire if not exercised and in such case any such exercised shares shall remain subject to the terms of this Agreement.

5.  Governing Law.  This Agreement shall be governed in all respects by the law of the State of Maryland.

6.  Specific Performance.  Shareholder acknowledges and agrees that the failure of Shareholder to perform and comply with the provisions of this Agreement in strict accordance with the terms hereof will cause irreparable harm to Eagle and Holdings, for which there may be no adequate remedy at law.  Eagle and Holdings shall be entitled, in addition to any other remedies or rights which they may have, to specific performance of this Agreement, without the posting of any bond, if Shareholder shall fail or refuse to perform his/her obligations hereunder.

7.  Assignment; Successors.  This Agreement may not be assigned by Shareholder without the prior written consent of Eagle.  The provisions of this Agreement shall be binding upon and, shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

8.  Scope of Agreement.  The parties hereto acknowledge and agree that Agreement shall not confer upon Eagle any right or ability to acquire any of the shares of Fidelity Common Stock other than in connection with the Merger and pursuant to the Registration Statement contemplated by the Merger Agreement.  The parties hereto acknowledge and agree that this Agreement does not constitute an agreement or understanding of Shareholder in his/her capacity as a director or officer of Fidelity or F&T Bank, but only in his/her capacity as a holder of shares of Fidelity Common Stock or Fidelity Options.

9. Severability. Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction

10. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.  Defined Terms.  Capitalized terms used and not defined herein and defined in the Merger Agreement shall have the meaning ascribed to them in the Merger Agreement.

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12.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. This Agreement shall be effective between Eagle, Holdings and Shareholder upon the delivery of executed counterparts of the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first above written.

EAGLE BANCORP, INC.

By:
Name:
Title:

WOODMONT HOLDINGS, INC.

By:
Name:
Title:

SHAREHOLDER

Shares as to which Shareholder has or shares:

Voting Power:

Dispositive Power:

Options held by Shareholder: